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                                   EXHIBIT 4



                             FINDER'S FEE AGREEMENT

     THIS FINDER'S FEE AGREEMENT (this "Agreement") is entered into between NORTON S. KARNO, TRUSTEE OF THE STEPHANIE LYNN KARNO ADULT TRUST #2, VALERIE ANN KARNO ADULT TRUST #2 AND MITCHELL PERRY KARNO ADULT TRUST #2 (collectively the "Karno Trusts"), GERALD D. ELLENBURG AND KRISTIN MARY TOMCZAK (collectively, "Ellenburg" and together with the Karno Trusts, the "Owners") and JURGEN EPPLE AND MICHAEL EDWARDS (collectively, "Finders") as follows:

     1. Finders introduced Owners to Radius, Inc., a NASDAQ traded company ("Radius") and Owners acquired an option to purchase 3,600,000 (Owners' net share of 3,999,901 shares) shares of Radius and a Warrant for 50,000 shares of Radius (the "Warrant").

     2. Owners exercised said option and purchased said Radius shares and acquired the Warrant on December 2, 1997.

     3. Owners agree to pay Finders a Finder's Fee of $64,800 in accordance with EXHIBIT A attached hereto concurrently with the execution of this Agreement. This Fee fully compensates Finders for any and all services provided to Owners in relation to Owners' purchase of said Radius shares and the Warrant.

     4. Owners agree to pay as an additional Finder's Fee, on December 2 of each year, commencing December 2, 1998, and continuing only so long as both owners and Finders continue to own their respective Radius shares, an annual Fee of 1% of the December 2 value in said respective year of however many Radius shares Owners own of said 3,600,000 shares. Said Fee is herein pledged to pay any interest that is concurrently due to Owners or any of them on loans owed by Finders to Owners.

     5.   This Agreement will be governed by the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 2nd day of December, 1997.


                        [SIGNATURES FOLLOW ON NEXT PAGE]



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                            OWNERS:


                                       /s/ Norton S. Karno
                                       -----------------------------------------
                                       Norton S. Karno, Trustee of Stephanie
                                       Lynn Karno Adult Trust #2

                                       /s/ Norton S. Karno
                                       -----------------------------------------
                                       Norton S. Karno, Trustee of Valerie
                                       Ann Karno Adult Trust #2

                                       /s/ Norton S. Karno
                                       -----------------------------------------
                                       Norton S. Karno, Trustee of Mitchell
                                       Perry Karno Adult Trust #2


                                       /s/ Gerald D. Ellenburg
                                       -----------------------------------------
                                       Gerald D. Ellenburg


                                       /s/ Kristin Mary Tomczak
                                       -----------------------------------------
                                       Kristin Mary Tomczak


                            FINDERS:


                                       /s/ Jurgen Epple
                                       -----------------------------------------
                                       Jurgen Epple


                                       /s/ Michael Edwards
                                       -----------------------------------------
                                       Michael Edwards


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                                   EXHIBIT A

---------------------------------------------------------------------------------------------------------------------
          Owner Paying                       Jurgen Epple        Michael Edwards          Total
---------------------------------------------------------------------------------------------------------------------
Stephanie Lynn Karno Adult Trust #2            $  6,480            $  4,320             $ 10,800
---------------------------------------------------------------------------------------------------------------------
Valerie Ann Karno Adult Trust #2                  6,480               4,320               10,800
---------------------------------------------------------------------------------------------------------------------
Mitchell Perry Karno Adult Trust #2               6,480               4,320               10,800
---------------------------------------------------------------------------------------------------------------------
               Subtotal-Karno Trusts             19,440              12,960               32,400
---------------------------------------------------------------------------------------------------------------------
Gerald D. Ellenburg and Kristin Mary Tomczak     19,440              12,960               32,400
---------------------------------------------------------------------------------------------------------------------
               Total                           $ 38,880            $ 25,920             $ 64,800
---------------------------------------------------------------------------------------------------------------------



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